UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  October 13, 2006



                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                           0-20022                 31-1227808
--------                           -------                 ----------
(State or other jurisdiction       (Commission             (IRS Employer
   of incorporation)               File Number)            Identification No.)



                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.


On October 13, 2006, Pomeroy IT Solutions, Inc. (the "Company") and Stephen E. Pomeroy entered into a Third Amendment to the Amended and Restated Employment Agreement, effective as of October 1, 2006 ("Third Amendment"), which amends certain provisions as summarized below and otherwise affirms and ratifies the terms and conditions of the Amended and Restated Employment Agreement dated November 3, 2003, as previously amended on January 6, 2004 and October 13, 2005. The Third Amendment modifies the term of the Employment Agreement from a perpetual 5-year term to a fixed term of 45 months and five days commencing October 1, 2006, but with an extension to the term on a daily basis commencing
January 5, 2008, resulting in a perpetual 30-month term from January 5, 2008. The Third Amendment also redefines the circumstances under which the Employment Agreement may be terminated "for cause", and adds a provision permitting termination on 30 days notice, without cause, at any time commencing on or after January 1, 2008. The Third Amendment also sets forth compensation, stock, medical, insurance and related benefits that Mr. Pomeroy is to receive if the registrant terminates Mr. Pomeroy's employment without cause and modifies the procedures for reimbursement of expenses.


SECTION 9. - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial statements and Exhibits

(d)  Exhibits

     10 (D)(iii)(A)    Third  Amendment  to  Amended  and  Restated  Employment
          Agreement, effective as of October 1, 2006 between Pomeroy IT Solutions, Inc. and Stephen Pomeroy, and executed on October 13, 2006.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      POMEROY IT SOLUTIONS, INC.
                                      --------------------------



Date:   October 19, 2006              By: /s/ Kevin G. Gregory

                                      ------------------------------------------
                                      Kevin G. Gregory, Chief Financial Officer